Exhibit 99.1

FOSTER WHEELER REPORTS RESULTS FOR THIRD QUARTER OF 2012

•	Fully diluted earnings per share of $0.54
•	43% increase in net income compared with average quarter of 2011
•	Record-level of scope new orders in Global E&C Group
•	31% sequential-quarter increase in scope backlog in Global E&C Group, to $1.7 billion
•	Very strong EBITDA margin on scope revenues in Global Power Group

ZUG, SWITZERLAND, November 9, 2012 -- Foster Wheeler AG (Nasdaq: FWLT) today reported net income for the third quarter of 2012 of $58.2 million, or $0.54 per diluted share, compared with $36.9 million, or $0.31 per diluted share, in the third quarter of 2011.

Net income in both quarterly periods was impacted by asbestos-related provisions as detailed in an attached table. Excluding such items from both quarterly periods, net income in the third quarter of 2012 was $60.2 million, or $0.56 per diluted share, compared with $38.8 million, or $0.33 per diluted share, in the year-ago quarter.

For the first nine months of 2012, net income was $129.7 million, or $1.20 per diluted share, compared with $123.1 million, or $1.01 per diluted share, for the first nine months of 2011.

The following tables present quarterly and average quarterly data, both as reported and as adjusted (as detailed in an attached table). The company believes that quarterly averages provide meaningful comparative relevance for certain key metrics in light of the significant quarter-to-quarter variability that is inherent in the company’s financial results.

(in millions)	Q3 2012	Qtrly Avg. 2012	Q3 2011	Qtrly Avg. 2011
Net income	$58	$43	$37	$41
Net income, as adjusted	$60	$46	$39	$43

Foster Wheeler’s Chief Executive Officer, Kent Masters, said, “The company’s net income increased 43% in the third quarter of 2012 as compared with the average quarter of 2011 due largely to the performance of our Global Power Group, which reported a sharp increase in EBITDA and very strong margins. Additionally, our Global Engineering and Construction Group booked a record-level of scope new orders, which generated a 31% sequential-quarter increase in scope backlog to more than $1.7 billion.”

Also contributing to the improvement in adjusted net income in the third quarter of 2012 was an effective tax rate that was below the average 2011 rate.

Global Engineering and Construction (E&C) Group

(dollars in millions)	Q3 2012	Qtrly Avg. 2012	Q3 2011	Qtrly Avg. 2011
New orders booked (FW Scope)	$769	$510	$309	$362
Operating revenues (FW Scope)	$380	$387	$418	$399
Segment EBITDA	$52	$46	$59	$53
EBITDA Margin (FW Scope)	13.7%	11.9%	14.0%	13.2%

•	Scope new orders in the third quarter of 2012 reached a record level due to a robust mix of bookings that included two large contracts for projects in Brazil and Venezuela.
•	Scope operating revenues in the third quarter of 2012 were below the average quarter of 2011 due to delays in contract awards during the first half of 2012.
•	EBITDA in the third quarter of 2012 was comparable to the average quarter of 2011 as increased profit on work executed was partially offset by the impact of an unfavorable utilization rate and higher sales pursuit costs.

Global Power Group (GPG)

(dollars in millions)	Q3 2012	Qtrly Avg. 2012	Q3 2011	Qtrly Avg. 2011
New orders booked (FW Scope)	$184	$153	$77	$313
Operating revenues (FW Scope)	$223	$253	$247	$257
Segment EBITDA	$65	$54	$35	$46
EBITDA Margin (FW Scope)	29.2%	21.3%	14.3%	17.9%

•	Scope new orders in the third quarter of 2012 were below the average quarter of 2011, reflecting slippage of award dates for committed key prospects.
•	Scope operating revenues in the third quarter of 2012 were below the average quarter of 2011, primarily as a result of delays in contract awards.
•	EBITDA in the third quarter of 2012 was well above the average quarter of 2011, aided by profit enhancement opportunities and royalty fees.

Outlook/Guidance

Masters said, “In our Global Power Group, we are raising our full-year 2012 EBITDA margin guidance to 20% to 22%. We are maintaining our previous guidance on full-year scope revenues in GPG, specifically that we expect them to be essentially flat in 2012 as compared to 2011.”

He continued, “In our Global E&C Group, we are maintaining our full-year 2012 EBITDA margin guidance at 11% to 13%, but we are lowering our expectation regarding full-year scope revenues in our E&C Group, now expecting that they will be essentially flat in 2012 as compared to 2011.”

Masters said, “We continue to expect that our full-year earnings per share in 2012 will be materially higher than 2011.”

Share Repurchase Program

The company repurchased 1,944,210 shares during the third quarter of 2012 for approximately $40 million. As of September 30, 2012, the company had approximately $460 million remaining under its authorized share repurchase program.

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Conference Call Information

Foster Wheeler AG plans to hold a conference call today, Friday, November 9, at 4:00 p.m. Central European Time (10:00 a.m. Eastern Standard Time in the U.S.) to discuss its financial results for the third quarter ended September 30, 2012. The call will be accessible to the public by telephone or webcast, and the company will post an accompanying slide presentation in the investor relations section of its website (www.fwc.com). To listen to the call by telephone, dial 973-935-8752 (conference I.D. No. 33934876) approximately ten minutes before the call. The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com. A replay of the call will be available on the company's web site for four weeks following the call.

Net Income

All references to net income in this news release refer to “Net income attributable to Foster Wheeler AG” as reported in our consolidated financial statements.

Calculation of EBITDA

EBITDA is a supplemental financial measure not defined in generally accepted accounting principles, or GAAP. The company defines EBITDA as net income attributable to Foster Wheeler AG before interest expense, income taxes, depreciation and amortization. The company has presented EBITDA because it believes it is an important supplemental measure of operating performance. Certain covenants under our senior credit agreement use an adjusted form of EBITDA such that in the covenant calculations the EBITDA as presented herein is adjusted for certain unusual and infrequent items specifically excluded in the terms of our senior credit agreement. The company believes that the line item on its consolidated statement of operations entitled "net income attributable to Foster Wheeler AG" is the most directly comparable GAAP financial measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income attributable to Foster Wheeler AG as an indicator of operating performance or any other GAAP financial measure.

EBITDA, as calculated by the company, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the company's ability to fund its cash needs. As EBITDA excludes certain financial information that is included in net income attributable to Foster Wheeler AG, users of this financial information should consider the type of events and transactions that are excluded.

The company's non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•	It does not include interest expense. Because the company has borrowed money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted the company in generating revenue. Therefore, any measure that excludes interest expense has material limitations;
•	It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the company's operations, any measure that excludes taxes has material limitations; and
•	It does not include depreciation and amortization. Because the company must utilize property, plant and equipment and intangible assets in order to generate revenues in its operations, depreciation and amortization are necessary and ongoing costs of its operations. Therefore, any measure that excludes depreciation and amortization has material limitations.

Calculation of EBITDA Margin

Segment EBITDA margin is calculated by dividing business unit operating revenues in Foster Wheeler Scope into business unit EBITDA.

Foster Wheeler Scope

Foster Wheeler Scope represents that portion of backlog, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

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Foster Wheeler AG is a global engineering and construction company and power equipment supplier delivering technically advanced, reliable facilities and equipment. The company employs approximately 12,000 talented professionals with specialized expertise dedicated to serving its clients through one of its two primary business groups. The company’s Global Engineering and Construction Group designs and constructs leading-edge processing facilities for the upstream oil and gas, LNG and gas-to-liquids, refining, chemicals and petrochemicals, power, mining and metals, environmental, pharmaceuticals, biotechnology and healthcare industries.  The company’s Global Power Group is a world leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of aftermarket services.  The company is based in Zug, Switzerland, and its operational headquarters office is in Geneva, Switzerland.  For more information about Foster Wheeler, please visit our Web site at www.fwc.com.

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12-601

Safe Harbor Statement

Foster Wheeler AG news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in the Company’s most recent Annual Report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission, and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: benefits, effects or results of the Company’s redomestication to Switzerland, the benefits, effects or results of its strategic renewal initiative, further deterioration in global economic conditions, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power generation industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to its global operations, currency fluctuations, war , terrorist attacks on and/or disasters affecting facilities either owned by the Company or where equipment or services are or may be provided by the Company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of its patents and other intellectual property rights, increasing global competition, compliance with its debt covenants, recoverability of claims against its customers and others by the Company and claims by third parties against the Company, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with or furnished to the Securities and Exchange Commission.

Contacts:
Media	Julie Stanisz	908 730 4047	E-mail: julie_stanisz@fwc.com
Investor Relations	Scott Lamb	908-730-4155	E-mail: scott_lamb@fwc.com
Other Inquiries		908 730 4000	fw@fwc.com

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Foster Wheeler AG and Subsidiaries
Consolidated Statement of Operations
(in thousands of dollars, except share data and per share amounts)
(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Operating revenues	$803,232	$1,131,856	$2,679,354	$3,351,986
Cost of operating revenues	649,369	995,792	2,246,608	2,963,055
Contract profit	153,863	136,064	432,746	388,931

Selling, general and administrative expenses	77,631	75,087	246,339	229,330
Other income, net	(14,388)	(6,658)	(33,143)	(42,314)
Other deductions, net	8,824	8,939	25,162	21,777
Interest income	(2,470)	(5,562)	(8,588)	(13,265)
Interest expense	3,197	3,079	10,862	10,385
Net asbestos-related provision	2,000	1,987	7,710	4,387
Income before income taxes	79,069	59,192	184,404	178,631
Provision for income taxes	16,790	16,502	43,965	42,829
Net income	62,279	42,690	140,439	135,802
Less: Net income attributable to noncontrolling interests	4,057	5,832	10,712	12,664
Net income attributable to Foster Wheeler AG	$58,222	$36,858	$129,727	$123,138

Shares Outstanding:
Weighted-average number of shares outstanding for basic earnings per share	107,065,999	118,611,912	107,558,489	121,852,185
Weighted-average number of shares outstanding for diluted earnings per share	107,319,962	118,801,481	107,857,368	122,389,634

Earnings per share:
Basic	$0.54	$0.31	$1.21	$1.01
Diluted	$0.54	$0.31	$1.20	$1.01

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Foster Wheeler AG and Subsidiaries

Consolidated Balance Sheet

(in thousands of dollars)

(unaudited)

	September 30,	December 31,
	2012	2011
ASSETS
Current Assets:
Cash and cash equivalents	$709,370	$718,049
Short-term investments	—	1,294
Accounts and notes receivable, net:
Trade	530,818	427,984
Other	94,152	97,495
Contracts in process	246,414	166,648
Prepaid, deferred and refundable income taxes	65,101	62,616
Other current assets	43,244	49,101
Total current assets	1,689,099	1,523,187
Land, buildings and equipment, net	340,100	341,987
Restricted cash	78,962	44,094
Notes and accounts receivable – long-term	5,488	6,210
Investments in and advances to unconsolidated affiliates	202,717	211,109
Goodwill	112,767	112,120
Other intangible assets, net	65,206	74,386
Asbestos-related insurance recovery receivable	126,421	157,127
Other assets	134,943	118,178
Deferred tax assets	28,749	25,482
TOTAL ASSETS	$2,784,452	$2,613,880
LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current Liabilities:
Current installments on long-term debt	$12,874	$12,683
Accounts payable	321,100	250,821
Accrued expenses	232,689	237,089
Billings in excess of costs and estimated earnings on uncompleted contracts	573,815	550,746
Income taxes payable	45,848	39,645
Total current liabilities	1,186,326	1,090,984
Long-term debt	129,082	136,428
Deferred tax liabilities	45,347	44,622
Pension, postretirement and other employee benefits	163,736	171,065
Asbestos-related liability	245,317	269,520
Other long-term liabilities	167,556	160,596
Commitments and contingencies
TOTAL LIABILITIES	1,937,364	1,873,215
Temporary Equity:
Non-vested share-based compensation awards subject to redemption	9,645	4,993
TOTAL TEMPORARY EQUITY	9,645	4,993
Equity:
Registered shares	269,122	321,181
Paid-in capital	261,108	606,053
Retained earnings	829,698	699,971
Accumulated other comprehensive loss	(518,004)	(530,068)
Treasury shares	(50,921)	(409,390)
TOTAL FOSTER WHEELER AG SHAREHOLDERS’ EQUITY	791,003	687,747
Noncontrolling interests	46,440	47,925
TOTAL EQUITY	837,443	735,672
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$2,784,452	$2,613,880

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Foster Wheeler AG and Subsidiaries

Business Segments

(in thousands of dollars)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Global Engineering & Construction Group
Backlog - in future revenues	$2,485,800	$2,224,900	$2,485,800	$2,224,900
New orders booked - in future revenues	838,000	588,100	2,007,500	1,972,800
Operating revenues	578,072	882,063	1,915,087	2,597,886
EBITDA	51,964	58,615	138,809	155,125

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	1,706,800	1,461,900	1,706,800	1,461,900
New orders booked - in Foster Wheeler Scope	768,600	309,200	1,531,100	1,071,400
Operating revenues - in Foster Wheeler Scope	$380,482	$417,836	$1,162,328	$1,141,940

Global Power Group
Backlog - in future revenues	$917,800	$1,050,900	$917,800	$1,050,900
New orders booked - in future revenues	185,900	79,000	463,800	798,700
Operating revenues	225,160	249,793	764,267	754,100
EBITDA	65,148	35,312	161,314	129,511

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	908,300	1,041,000	908,300	1,041,000
New orders booked - in Foster Wheeler Scope	183,800	76,600	457,500	791,500
Operating revenues - in Foster Wheeler Scope	$222,940	$247,389	$757,902	$746,875

Corporate & Finance Group (2)
EBITDA	$(25,528)	$(25,267)	$(76,398)	$(70,886)

Consolidated
Backlog - in future revenues	$3,403,600	$3,275,800	$3,403,600	$3,275,800
New orders booked - in future revenues	1,023,900	667,100	2,471,300	2,771,500
Operating revenues	803,232	1,131,856	2,679,354	3,351,986
EBITDA	91,584	68,660	223,725	213,750

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	2,615,100	2,502,900	2,615,100	2,502,900
New orders booked - in Foster Wheeler Scope	952,400	385,800	1,988,600	1,862,900
Operating revenues - in Foster Wheeler Scope	$603,422	$665,225	$1,920,230	$1,888,815

____________________

(1)	Foster Wheeler Scope represents the portion of backlog, new orders booked and operating revenues on which profit can be earned.
Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

(2)	Includes intersegment eliminations.

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Foster Wheeler AG and Subsidiaries

Reconciliations of EBITDA and Foster Wheeler Scope

(in thousands of dollars)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended
	2012	2011	2012	2011	December 31, 2011
Reconciliation of EBITDA to Net Income (1)
EBITDA:
Global Engineering & Construction Group	$51,964	$58,615	$138,809	$155,125	$210,541
Global Power Group	65,148	35,312	161,314	129,511	184,467
Corporate & Finance Group	(25,528)	(25,267)	(76,398)	(70,886)	(111,779)
Consolidated EBITDA	91,584	68,660	223,725	213,750	283,229
Less: Interest expense	3,197	3,079	10,862	10,385	12,876
Less: Depreciation/amortization (2)	13,375	12,221	39,171	37,398	49,456
Less: Provision for income taxes	16,790	16,502	43,965	42,829	58,514
Net income (1)	$58,222	$36,858	$129,727	$123,138	$162,383

Reconciliation of Foster Wheeler Scope Operating
Revenues to Operating Revenues

Global Engineering & Construction Group
Foster Wheeler Scope operating revenues	$380,482	$417,836	$1,162,328	$1,141,940	$1,594,992
Flow-through revenues	197,590	464,227	752,759	1,455,946	1,848,087
Operating revenues	$578,072	$882,063	$1,915,087	$2,597,886	$3,443,079

Global Power Group
Foster Wheeler Scope operating revenues	$222,940	$247,389	$757,902	$746,875	$1,028,176
Flow-through revenues	2,220	2,404	6,365	7,225	9,474
Operating revenues	$225,160	$249,793	$764,267	$754,100	$1,037,650

Consolidated
Foster Wheeler Scope operating revenues	$603,422	$665,225	$1,920,230	$1,888,815	$2,623,168
Flow-through revenues	199,810	466,631	759,124	1,463,171	1,857,561
Operating revenues	$803,232	$1,131,856	$2,679,354	$3,351,986	$4,480,729

_____________

(1)	Net income attributable to Foster Wheeler AG.

(2)	The depreciation / amortization by business segment:

	Quarter Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended
	2012	2011	2012	2011	December 31, 2011
Global Engineering & Construction Group	$5,845	$6,059	$16,752	$19,006	$24,867
Global Power Group	6,874	5,532	20,468	16,547	22,116
Corporate & Finance Group	656	630	1,951	1,845	2,473
Total depreciation / amortization	$13,375	$12,221	$39,171	$37,398	$49,456

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Foster Wheeler AG and Subsidiaries

EBITDA, Net Income* and Diluted Earnings Per Share Reconciliation

(in thousands of dollars, except per share amounts)

(unaudited)

	Quarter Ended September 30,
	2012			2011

			Diluted Earnings			Diluted Earnings
	EBITDA	Net Income*	Per Share	EBITDA	Net Income*	Per Share
As adjusted	$93,584	$60,222	$0.56	$70,647	$38,845	$0.33
Adjustments:
Net asbestos-related provision	(2,000)	(2,000)	(0.02)	(1,987)	(1,987)	(0.02)

As reported	$91,584	$58,222	$0.54	$68,660	$36,858	$0.31

	Nine Months Ended September 30,
	2012			2011
			Diluted Earnings			Diluted Earnings
	EBITDA	Net Income*	Per Share	EBITDA	Net Income*	Per Share

As adjusted	$231,435	$137,000	$1.27	$218,137	$127,525	$1.04
Adjustments:
Net asbestos-related provision	(7,710)	(7,273)	(0.07)	(4,387)	(4,387)	(0.03)

As reported	$223,725	$129,727	$1.20	$213,750	$123,138	$1.01

	Twelve Months Ended
	December 31, 2011
			Diluted Earnings
	EBITDA	Net Income*	Per Share

As adjusted	$293,130	$172,284	$1.43
Adjustments:
Net asbestos-related provision	(9,901)	(9,901)	(0.08)

As reported	$283,229	$162,383	$1.35

________________

*Net income attributable to Foster Wheeler AG.

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Foster Wheeler AG and Subsidiaries

Average Calculations

(in thousands of dollars)

(unaudited)

	2011 Full Year	2011 Quarterly Average(1)	Nine Months Ended September 30, 2012	2012 Quarterly Average(2)
Consolidated
Operating revenues - in Foster Wheeler Scope	$2,623,168	$655,792	$1,920,230	$640,077
Net income (3)	$162,383	$40,596	$129,727	$43,242
Adjusted net income (3)	$172,284	$43,071	$137,000	$45,667
Consolidated EBITDA	$283,229	$70,807	$223,725	$74,575
Consolidated EBITDA, as adjusted	$293,130	$73,283	$231,435	$77,145

Global Engineering & Construction Group
New orders booked - in Foster Wheeler Scope	$1,447,200	$361,800	$1,531,100	$510,367
Operating revenues - in Foster Wheeler Scope	$1,594,992	$398,748	$1,162,328	$387,443
Segment EBITDA	$210,541	$52,635	$138,809	$46,270
EBITDA margin	13.2%	13.2%	11.9%	11.9%

Global Power Group
New orders booked - in Foster Wheeler Scope	$1,251,800	$312,950	$457,500	$152,500
Operating revenues - in Foster Wheeler Scope	$1,028,176	$257,044	$757,902	$252,634
Segment EBITDA	$184,467	$46,117	$161,314	$53,771
EBITDA margin	17.9%	17.9%	21.3%	21.3%

______________

(1) To calculate the 2011 quarterly average dollar amounts, the company divided reported annual figures by four.

(2) To calculate the 2012 quarterly average dollar amounts, the company divided reported nine-months figures by three.

(3) Net income attributable to Foster Wheeler AG.

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